                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

LEXINGTON PRECISION REPORTS THIRD QUARTER RESULTS

NEW YORK, November 15, 2004 -- Lexington Precision Corporation reported a net loss of $2,719,000, or 55 cents per diluted common share, for the third quarter ended September 30, 2004, compared to a net loss of $1,963,000, or 41 cents per diluted common share, for the third quarter of 2003.

Net sales for the third quarter of 2004 were $27,485,000, compared to $28,294,000 for the third quarter of 2003, a decrease of 3%. Net sales of the company's Rubber Group decreased by 5% to $23,499,000, while net sales of the Metals Group increased by 10% to $3,986,000.

During the third quarter of 2004, the loss from operations totaled $433,000, compared to income from operations of $6,000 for the third quarter of 2003. Income from operations at the Rubber Group increased to $2,253,000 from $1,602,000. The Metals Group reported a loss from operations of $2,044,000 for the third quarter of 2004, compared to a loss of $976,000 for the third quarter of 2003. During the third quarter of 2004, the company decided to discontinue the operations of its die casting division, which is one of two operating units that comprise the Metals Group. As a result, the Metals Group's operating results for the third quarter of 2004 included a non-cash impairment charge of $928,000 to reduce the carrying value of the long-lived assets of the die casting division to estimated fair value. Corporate Office expenses increased to $642,000 for the third quarter of 2004, from $620,000 for the third quarter of 2003.

Earnings before interest, taxes, depreciation, amortization, and other non-operating items of income and expense (EBITDA) for the third quarter of 2004, totaled $1,934,000, compared to EBITDA of $2,463,000 for the third quarter of 2003, a decrease of 21%. EBITDA for the Rubber Group increased 20% to $3,992,000, while EBITDA for the Metals Group, decreased to negative $1,427,000 from negative $261,000. EBITDA for the Corporate Office decreased to negative $631,000 from negative $610,000. (Non-operating items of income and expense for the periods discussed in this press release include the cumulative effect of a change in accounting principle in the third quarter of 2003 and the gain on the repurchase of debt in the second quarter of 2004, as set forth in the reconciliation on the company's Condensed Consolidated Statement of Operations on page 3 of this press release.)

The company reported a net loss of $1,593,000, or 32 cents per diluted common share, for the first nine months of 2004, compared to a net loss of $2,806,000, or 58 cents per diluted common share, for the first nine months of 2003. Net sales for the first nine months of 2004 were $91,901,000, compared to $91,550,000 for the first nine months of 2003. Net sales of the Rubber Group increased by 0.4% to $78,346,000, and net sales of the Metals Group increased by 0.3% to $13,555,000.


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

Lexington Precision Corporation
November 15, 2004


During the first nine months of 2004, income from operations totaled $1,841,000, compared to $2,757,000 for the first nine months of 2003. Income from operations at the Rubber Group increased to $8,402,000 from $7,441,000. The Metals Group reported a loss from operations of $4,593,000 for the first nine months of 2004, compared to a loss of $2,818,000 for the first nine months of 2003. The Metals Group's operating results for the first nine months of 2004 included a non-cash impairment charge of $928,000 to reduce the carrying value of the long-lived assets of the die casting division to estimated fair value. Corporate Office expenses increased to $1,968,000 for the first nine months of 2004, from $1,866,000 for the first nine months of 2003.

EBITDA for the first nine months of 2004, totaled $8,723,000, compared to EBITDA of $10,616,000 for the first nine months of 2003, a decrease of 18%. EBITDA for the Rubber Group increased 6% to $13,565,000, while EBITDA for the Metals Group decreased to negative $2,905,000 from negative $400,000. EBITDA for the Corporate Office decreased to negative $1,937,000 from negative $1,837,000.

Net cash provided by operating activities for the first nine months of 2004 totaled $3,247,000, compared to $9,105,000 for the first nine months of 2003, a decrease of 64%.

NOTICE RELATING TO USE OF NON-GAAP MEASURES:

Attached to this press release are tables setting forth our unaudited condensed consolidated statements of operations and segment financial data, including information concerning net cash provided by operating activities and reconciliations of consolidated net income or loss from operations to consolidated EBITDA. EBITDA is not a measure of performance under U. S. generally accepted accounting principles and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with U. S. generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.


Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657


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

                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                             QUARTER ENDED            NINE MONTHS ENDED
                                                             SEPTEMBER 30               SEPTEMBER 30
                                                        ----------------------      ----------------------
                                                          2004          2003          2004          2003
                                                        --------      --------      --------      --------
Net sales                                               $ 27,485      $ 28,294      $ 91,901      $ 91,550

Cost of sales                                             25,103        26,278        82,973        82,518
                                                        --------      --------      --------      --------

     Gross profit                                          2,382         2,016         8,928         9,032

Selling and administrative expenses                        1,887         2,010         6,159         6,275
Impairment of long-lived assets                              928          --             928          --
                                                        --------      --------      --------      --------

     Income (loss) from operations                          (433)            6         1,841         2,757

Gain on repurchase of debt                                  --            --           3,252          --

Interest expense                                           2,271         1,715         6,600         5,255
                                                        --------      --------      --------      --------

     Loss before income taxes and cumulative effect
      of change in accounting principle                   (2,704)       (1,709)       (1,507)       (2,498)

Income tax provision                                          15             7            86            61
                                                        --------      --------      --------      --------

     Loss before cumulative effect of change in
      accounting principle                                (2,719)       (1,716)       (1,593)       (2,559)

Cumulative effect of change in accounting principle         --            (247)         --            (247)
                                                        --------      --------      --------      --------

     Net loss                                           $ (2,719)     $ (1,963)     $ (1,593)     $ (2,806)
                                                        ========      ========      ========      ========


Basic and diluted net loss applicable to
 common stockholders                                    $  (0.55)     $  (0.41)     $  (0.32)     $  (0.58)
                                                        ========      ========      ========      ========

Weighted average number of common shares
  outstanding                                              4,932         4,828         4,932         4,828
                                                        ========      ========      ========      ========

Reconciliation of net loss to EBITDA:
     Net loss                                           $ (2,719)     $ (1,963)     $ (1,593)     $ (2,806)
     Adjustments to net loss:
         Depreciation and amortization                     2,367         2,457         6,882         7,859
         Gain on repurchase of debt                         --            --          (3,252)         --
         Interest expense                                  2,271         1,715         6,600         5,255
         Income tax provision                                 15             7            86            61
         Cumulative effect of change in accounting
          principle                                         --             247          --             247
                                                        --------      --------      --------      --------

     EBITDA                                             $  1,934      $  2,463      $  8,723      $ 10,616
                                                        ========      ========      ========      ========

Net cash provided by operating activities               $  1,515      $  4,248      $  3,247      $  9,105
                                                        ========      ========      ========      ========


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

                         LEXINGTON PRECISION CORPORATION

                             SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                QUARTER ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30                SEPTEMBER 30
                                                            ----------------------      ----------------------
                                                              2004          2003          2004          2003
                                                            --------      --------      --------      --------
Net sales:
     Rubber Group                                           $ 23,499      $ 24,665      $ 78,346      $ 78,032
     Metals Group                                              3,986         3,629        13,555        13,518
                                                            --------      --------      --------      --------
         Total net sales                                    $ 27,485      $ 28,294      $ 91,901      $ 91,550
                                                            ========      ========      ========      ========

Income (loss) from operations:
     Rubber Group                                           $  2,253      $  1,602      $  8,402      $  7,441
     Metals Group                                             (2,044)         (976)       (4,593)       (2,818)
     Corporate Office                                           (642)         (620)       (1,968)       (1,866)
                                                            --------      --------      --------      --------
         Total income (loss) from operations                    (433)            6         1,841         2,757
                                                            --------      --------      --------      --------

Add back depreciation and amortization included
  in income from operations:
     Rubber Group                                              1,739         1,732         5,163         5,412
     Metals Group                                                617           715         1,688         2,418

     Corporate Office                                             11            10            31            29
                                                            --------      --------      --------      --------
         Total depreciation and amortization                   2,367         2,457         6,882         7,859
                                                            --------      --------      --------      --------

Earnings (loss) before interest, taxes, depreciation,
  amortization, and other non-operating items of income
  and expense (EBITDA):
     Rubber Group                                              3,992         3,334        13,565        12,853
     Metals Group                                             (1,427)         (261)       (2,905)         (400)
     Corporate Office                                           (631)         (610)       (1,937)       (1,837)
                                                            --------      --------      --------      --------
         Total EBITDA                                       $  1,934      $  2,463      $  8,723      $ 10,616
                                                            ========      ========      ========      ========

Capital expenditures:
     Rubber Group                                           $  1,039      $  1,651      $  3,521      $  3,870
     Metals Group                                                141            64         1,042           683
     Corporate Office                                              7             9             7            11
                                                            --------      --------      --------      --------
         Total capital expenditures                         $  1,187      $  1,724      $  4,570      $  4,564
                                                            ========      ========      ========      ========





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